Exhibit 10.7

FIRST AMENDMENT TO

QUESTAR CORPORATION

DEFERRED COMPENSATION PLAN FOR DIRECTORS

THIS FIRST AMENDMENT TO QUESTAR CORPORATION DEFERRED COMPENSATION PLAN FOR DIRECTORS (this “First Amendment”), made as of June 12, 2010, is made and adopted by Questar Corporation, a Utah corporation (the “Company”).  Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Plan (as defined below).

WHEREAS, the Company maintains the Questar Corporation Deferred Compensation Plan for Directors, as amended and restated effective January 1, 2005 (the “Plan”);

WHEREAS, pursuant to Article 10 of the Plan, the Plan may be amended from time to time by the Company’s Board of Directors; and

WHEREAS, the Company desires to amend the Plan as set forth herein.

NOW, THEREFORE BE IT RESOLVED, that the Plan be amended as follows:

1.

The following new Section 5.4 shall be added to the Plan:

“5.4

Adjustments Relating to Spin-Off of QEP Resources, Inc.  Notwithstanding any other provision herein, the following additional provisions shall apply to any portion of a Participant’s Equity Compensation Sub-Account that holds shares of Phantom Stock or Cash Compensation Sub-Account that is deemed to be invested in the Common Stock Option, in each case, immediately prior to the ‘Distribution Date’ (as such term is defined in that certain Separation and Distribution Agreement, by and between the Company and QEP Resources, Inc. (‘QEP’), dated as of June 14, 2010) (the ‘Separation Agreement’)):

(a)

QEP Phantom Stock.  Any portion of a Participant’s Equity Compensation Sub-Account held in the form of Phantom Stock will be converted, as of the Distribution Date, into Phantom Stock and ‘QEP Phantom Stock’ (defined as an economic unit equal in value to one share of common stock of QEP), and reallocated as follows:

(i)

The number of shares of Phantom Stock and QEP Phantom Stock shall be equal to the number of shares of Common Stock and QEP common stock, respectively, to which the Participant would have been entitled on the Distribution Date had the shares of Phantom Stock represented restricted shares of Common Stock as of the Record Date, the resulting number of shares of QEP Phantom Stock being rounded down to the nearest whole unit.

(ii)

The resulting number of shares of QEP Phantom Stock shall be granted to the Participant in accordance with the same vesting schedule as in effect for the corresponding shares of Phantom Stock under the QEP Resources, Inc. 2010 Long-Term Stock

Incentive Plan, as evidenced in the form of a phantom stock agreement between QEP and the Participant.  The Participant’s Equity Compensation Sub-Account shall hold the shares of QEP Phantom Stock and shall be credited with earnings and dividends as set forth in the applicable phantom stock agreement between QEP and the Participant.  In the event the Participant forfeits shares of QEP Phantom Stock in accordance with the terms of the applicable phantom stock agreement, the Participant’s Equity Compensation Sub-Account shall be debited for the number of shares of QEP Phantom Stock forfeited along with any earnings and dividends related to such shares.  Following the Distribution Date, each Participant shall reallocate all vested amounts of QEP Phantom Stock into an Equity Compensation Sub-Account which shall be accounted for as if such amounts were invested in shares of Common Stock purchased at Fair Market Value on the date of such reallocation, with all such deemed shares of Common Stock credited with dividends at the same time and at the same rate as actual dividends are paid by the Company with respect to its Common Stock (the ‘Company Common Stock Fund’); provided that any vested amounts of QEP Phantom Stock which have not been reallocated to the Company Common Stock Fund as of December 31, 2011 shall automatically be reallocated into the Company Common Stock Fund as of such date.

(iii)

The resulting number of shares of Phantom Stock shall remain subject to the same terms and conditions of the applicable Phantom Stock Agreement then in effect prior to the adjustment described in this Section.

(b)

QEP Common Stock Fund.  Any portion of a Participant’s Cash Compensation Sub-Account that is deemed to be invested in the Common Stock Option will be converted, as of the Distribution Date, into phantom shares of Common Stock and phantom shares of QEP common stock and reallocated as follows:

(ii)

The number of phantom shares of Common Stock and QEP common stock shall be equal to the number of shares of Common Stock and QEP common stock to which the Participant would have been entitled on the Distribution Date had the phantom shares of Common Stock held in the Common Stock Option represented actual shares of Common Stock as of the Record Date, the resulting number of phantom shares of QEP common stock being rounded down to the nearest whole unit.

(iii)

The resulting number of phantom shares of QEP common stock pursuant to paragraph (i) above shall automatically be transferred from the Common Stock Option and credited to the ‘QEP Common Stock Fund’ (defined as an investment alternative that accounts for funds as if invested in shares of QEP common stock with the applicable portion of the Cash Compensation Sub-Account credited with dividends at the same time and at the same rate as actual dividends are paid by QEP with respect to QEP common stock; provided, that dividends hereunder shall be deemed reinvested in additional shares of QEP common stock purchased at fair market value as and when the dividends are credited).  Following the Distribution Date, each Participant shall reallocate all amounts deemed invested in the QEP Common Stock Fund into either the Common Stock Option or the Certificates of Deposit Option no later than December 31, 2011; provided, that any amounts that remain deemed invested in the QEP Common Stock Fund as of December 31, 2011 shall automatically be reallocated into the Common Stock Option as of such date.  In no event shall any deemed investment allocations be permitted into the QEP Common Stock Fund on or after the Distribution Date.

(iii)

The Common Stock Option shall be adjusted to reflect the resulting number of phantom shares of Common Stock pursuant to paragraph (i) above.

Capitalized terms used in this Section 5.4 that are not defined in the Plan shall have the meaning set forth in that certain Employee Matters Agreement, by and between the Company and QEP, dated as of June 14, 2010).”

2.

This First Amendment shall be and is hereby incorporated in and forms a part of the Plan.

3.

All other terms and provisions of the Plan shall remain unchanged except as specifically modified herein.

I hereby certify that the foregoing First Amendment to the Questar Corporation Deferred Compensation Plan for Directors was duly adopted by the Board of Directors of Questar Corporation as of June 12, 2010.

Executed on this _____ day of _________, 2010.

By: __________________________________

Keith O. Rattie

Chairman, President and Chief Executive Officer

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